UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 21, 2020
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

On September 21, 2020, Uranium Energy Corp., a Nevada corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with a syndicate of underwriters (the “Underwriters”), co-represented by H.C. Wainwright & Co., LLC and Haywood Securities Inc., under which the underwriters have agreed to buy on an underwritten basis 12,500,000 units (the “Units”) at a price to the public of $1.20 per Unit for gross proceeds of $15,000,000 (the “Offering”). Each Unit consists of one share of common stock (each, a “Share”) and one-half of one common stock purchase warrant (each whole warrant, a “Warrant”). Each whole Warrant entitles the holder thereof to purchase one share of common stock (each, a “Warrant Share”) at an exercise price of $1.80 per Warrant Share, and is exercisable from the date of issuance until any time prior to 5:00 pm (Vancouver time) on the date that is 24 months from the date of issuance.

Pursuant to the Underwriting Agreement, the Underwriters are entitled to purchase the Units at a discounted underwriting price of $1.128 per Unit, representing a 6% discount (the “Underwriting Discount”). The Underwriting Discount will be reduced to 2% (resulting in a discounted underwriting price of $1.176 per Unit) on up to $5,000,000 in Units that are sold to purchasers included on a president’s list (the “President’s List”), and thereafter the full 6% discount will apply. In addition, the Company has agreed to issue to the Underwriters (or their designees) up to a total of 583,333 common stock purchase warrants (the “Compensation Warrants”). Each Compensation Warrant entitles the holder thereof to purchase one share of common stock (each, a “Compensation Warrant Share”) at an exercise price of $1.80 per Compensation Warrant Share, and is exercisable from the date of issuance until any time prior to 5:00 pm (Vancouver time) on the date that is 24 months from the date of issuance. The Offering is expected to close on September 23, 2020, subject to obtaining NYSE American approval and customary closing conditions.

The Underwriting Agreement contains customary representations, warrants and covenants by the Company, conditions to closing and indemnification provisions, as well as a form of lock-up agreement that has been signed by certain of the Company’s directors and officers, filed herewith as Schedule “E” to Exhibit 1.1 to this Current Report on Form 8-K.

The net proceeds to the Company from the underwritten public Offering, after deducting the Underwriters’ expenses, the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants issued in the Offering or the Compensation Warrants, are expected to be approximately $14,000,000.

The Shares, Warrants, Warrant Shares, Compensation Warrants and Compensation Warrant Shares will be issued pursuant to a prospectus supplement dated as of September 21, 2020, which was filed with the Securities and Exchange Commission (the “SEC”) in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-236571), which became effective on March 3, 2020, and the base prospectus dated as of March 3, 2020 contained in such registration statement.

The legal opinion of McMillan LLP relating to the legality of the issuance and sale of the Shares, Warrants, Warrant Shares, Compensation Warrants and Compensation Warrant Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The description of terms and conditions of the Underwriting Agreement, the Warrants and the Compensation Warrants set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Underwriting Agreement and the form of Warrant (which is the same form for both the Warrants and the Compensation Warrants), which are attached hereto as Exhibits 1.1, 4.1, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated as of September 21, 2020, by and between Uranium Energy Corp., H.C. Wainwright & Co., LLC, Haywood Securities Inc., TD Securities Inc., Eight Capital and Roth Capital Partners, LLC
4.1	Form of Warrant
5.1	Opinion of McMillan LLP
23.1	Consent of McMillan LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: September 21, 2020	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer